UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-16561	66-0619270

	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     In August 2004, due in part to several contingencies then facing Annuity and Life Re (Holdings), Ltd. (the “Company”), the Board of Directors (the “Board”) of the Company reduced the cash compensation payable to non-employee members of the Board. Since August 2004, non-employee members of the Board have been entitled to receive $15,000 per annum and $1,500 per Board and committee meeting attended, up to a maximum of $6,000 for all such Board meetings attended between Annual General Meetings of the Company’s shareholders, and up to a maximum of $6,000 for all meetings of each committee attended during the same period. The Chairman of the Board and each Committee Chairman have been entitled to receive an additional $500 for each meeting chaired, up to a maximum of an additional $2,000 for all Board meetings chaired during such period and up to a maximum of an additional $2,000 per committee for all committee meetings chaired.

     Due to, among other things, the increased number of Board and committee meetings held in recent months and the uncertainty regarding the timing of the Company’s Annual General Meeting of shareholders, the Board has concluded that the current compensation structure for the Board’s non-employee directors may not function as intended. In light of the foregoing and the resolution of several of the contingencies that faced the Company at the time the current compensation structure was adopted, on March 28, 2005, the Board approved certain changes to the compensation structure for the Company’s non-employee directors to more closely resemble the compensation structure that was in place prior to the adoption of the current structure. Effective April 4, 2005, the Company’s non-employee directors will be paid a $25,000 annual cash retainer each year on April 4 (or, if such date is not a business day, on the next business day thereafter). Also effective April 4, 2005, each non-employee director will be entitled to receive $1,500 per Board and committee meeting personally attended. The Chairman of the Board and each Committee Chairman will be entitled to receive an additional $500 for each such meeting chaired. The Company’s non-employee directors will not be compensated for attending telephonic meetings. As before, at each Annual General Meeting of the Company’s shareholders, all directors whose terms are to continue will receive immediately exercisable options to acquire 5,000 common shares of the Company, and all directors will continue to be reimbursed for travel and other expenses incurred in attending meetings of the Board or its committees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: March 31, 2005	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer